Exhibit 99.1

Thursday, July 24, 2014

HomeTown Bankshares Corporation Reports Record Operating Performance

YTD Earnings up 40% over 2013

●	Continued Strong Operating Performance
o	Net Income of $833,000, up 30% from second quarter 2013
o	EPS of $0.15 for the second quarter of 2014 and 2013 in spite of over 2.2 million in additional common shares outstanding
o	YTD Earnings of $1.64 million, up 40% from 2013
o	Second quarter revenue of $4.7 million, up $256,000 over first quarter 2013
o	YTD revenue of $9.1 million, up $465,000 or 5% increase over 2013
o	Noninterest Income up 20% over prior quarter and 9% over prior year
o	Noninterest Expense thru second quarter down 3% over prior year 2013

●	Strong Loan and Deposit Growth
o	Loans of $318 Million at June 30, 2014
■	Up $20.0 million or 7% for the first half of 2014, and
■	Up $35.3 million or 13% since June 30, 2013
o	Total Deposits of $348 Million at June 30, 2014
■	Increased $8.7 million or 3% for the first half of 2014
■	Increased $26.7 million or 8% since June 30, 2013

●	Credit Quality Remains Strong
o	YTD net charge-offs of $307,000 remained low at .20% of total loans compared to .18% of total loans for 2013
o	Non-performing assets were 2.36% of total assets at June 30, 2014 vs. 2.47% at June 30, 2013
o	Nonaccrual loans increased to .77% of total loans at June 30, 2014 from .43% of total loans at June 30, 2013
o	Past due accruing loans were at historical lows of 0.16% of total loans at June 30, 2014 vs. 0.32% at June 30, 2013

●	Well Capitalized with Solid Capital Ratios
o	Excellent deployment of $14 million in capital raised to repay TARP and support new loan growth
o	Total Risk-Based Capital amounted to 13.7% at June 30, 2014
o	Tier 1 Risk-Based Capital amounted to 12.6% at June 30, 2014
o	Tier 1 Leverage Ratio increased to 10.1%
o	Return on Assets (ROA) of 0.81% for first six months vs. 0.62% for 2013
o	Return on Equity (ROE) of 8.08% for first six month vs. 6.29% for 2013
o	Efficiency Ratio of 67.33% for the first six months vs. 70.06% for 2013

News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, 540-278-1705

Charles W. Maness, Jr. Executive Vice President and CFO, 540-278-1702

HomeTown Bankshares Reports Record Operating Performance

Year-to-Date Net Income Up 40% Over 2013

ROANOKE, Va., July 24, 2014 - HomeTown Bankshares Corporation (the "Company"), the parent company of HomeTown Bank, reported record earnings of $833,000 for the second quarter ended June 30, 2014, a 30% or $191,000 increase over the $642,000 in net income reported for the comparative period in 2013. Net Income for the first six months of 2014 was $1.64 million, up 40% or $469,000 increase over the first six months of 2013.

Net income of $623,000, or $0.15 per diluted common share, for the second quarter ended June 30, 2014 was realized, up from $488,000, or $0.15 per share, for the second quarter of 2013. For the first six months of 2014, net income was $1.22 million, or $0.30 per share, up from $860,000, or $0.26 per share, for the same period of 2013.

“Our results reflect the continued, strong growth in our customer base during the first half of 2014 and our ongoing commitment to deliver an increased return for our shareholders, said President & CEO Susan Still. “Our double-digit annualized growth in both loans and new deposit relationships are also representative of our continued success in the markets we serve. We are very pleased with our ability to effectively deploy the capital raised a year ago, and we remain optimistic about our continued ability to strongly grow market share and profitability and meet the financial needs of our customers.”

In addition to strong loan and deposit growth, other key drivers in earnings growth in the second quarter and the first half of 2014 were a strong net interest margin, double-digit, annualized growth in non-interest income, a reduction in non-interest expense as well as continued improvement in credit quality.

Revenue

Total revenue was $4.68 million for the second quarter, up $256,000 from $4.43 million in the first quarter 2014 which reflected increases in both net interest income and non-interest income. Growth in commercial lines and loans, commercial real estate loans, personal lines and loans, merchant services, title insurance and retail brokerage contributed to the increase in total revenue.

Net Interest Income

Net interest income in the second quarter 2014 increased $77,000 to $3.64 million from the first quarter of 2014, and up $188,000 from $3.56 million earned for the comparative 2013 second quarter. The net interest margin experienced a 7 basis point decline to 3.86% for the 2014 second quarter, down from the 3.93% for the second quarter of 2013; however, the net interest margin was up 2 basis points to 3.92% for the first six months of 2014 vs. 3.90% for comparable 2013. Lower funding costs were partially offset by a decline in market interest rates that resulted in lower yields in the Company’s loan portfolio. We will continue to grow our lower cost core deposits while taking steps to protect our balance sheet from exposure to lower loan and investment rates and preserve our strong net interest margin during the remainder of 2014.

Noninterest Income

Noninterest income excluding securities gains increased to $398,000 in the second quarter 2014, up 20% from the prior quarter with noninterest income of $839,000 for the first half of 2014, up 9% from $770,000 realized for the second half of 2013. The primary increase for 2014 was a 32% increase in service charges on deposit accounts, ATM and interchange income which offset a decline in mortgage loan brokerage fees. Other contributors to the increase in noninterest income were retail brokerage, title insurance and merchant income.

Noninterest Expense

Noninterest expense increased $140,000 in the second quarter 2014 from the prior quarter due to higher revenue-based incentive, annual merit increases and the impact of an additional day during the quarter. However, noninterest expense declined in the second quarter of 2014 and the six months ended June 30, 2014 compared to 2013 due to deferred compensation costs associated with the increase in loan volume. The efficiency ratio was 67.9% for the second quarter 2014 vs. 66.97% for 2013 while the year-to-date efficiency ratio improved to 67.33% for the six months ended June 30, 2014 vs. 70.06% during the first half of 2013.

Loans

Total loans were $318.0 million at June 30, 2014, up $6.2 million from the prior quarter, up 13.5% on an annualized basis for the first six months and up 12.5% over the prior year. Loan growth was driven by commercial real estate, commercial and industrial lines and term loans as well as consumer lines and loans.

Deposits

Total average deposits for the second quarter 2014 were up $715,000 to $346.0 million from the prior quarter. Total deposits increased $8.7 million at June 30, 2014, up 5.1% on an annualized basis for the first six months of 2014 and up 8.3% over the prior year. Deposit growth was achieved by solid commercial and consumer growth during 2014. The average deposit cost for the second quarter was 51 basis points, which improved 1 basis point in the second quarter 2014 over the prior quarter and 2 basis points for the first six months 2014 with a 7 basis point improvement from a year ago. Year-to-date deposit account openings increased 55% for the first half of 2013 and are up 122% thus far in 2014.

Capital

Capital levels remained strong in the second quarter, with total stockholders’ equity increasing $896,000 from the prior quarter. Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios were 13.7%, 12.6% and 10.1%, respectively. All ratios continue to exceed the current regulatory standards for well-capitalized institutions. Book value per common share increased to $8.60 at June 30, 2014, up from $8.32 at March 31, 2014 and $7.93 at June 30, 2013.

Credit Quality

Credit quality continued to improve overall during the second quarter. Non-performing assets amounted to 2.36% of total assets at June 30, 2014, down from 2.47% at June 30, 2013. Non-performing assets, including restructured loans, were also down from 4.08% of total assets at June 30, 2013 to 3.83% at June 30, 2014. Net charge-offs increased during the second quarter from the prior quarter but remained at historically low levels for the first half of 2014 ending June 30, 2014.

Net Loan Charge-Offs

Net loan charge-offs were $307,000, or 0.20% (annualized) for the first six months ended June 30, 2014 with $-0- in net loan charge-offs in the first quarter of 2014.

Nonperforming Assets

During the second quarter of 2014, non-performing assets increased $1.72 million over the prior quarter due to two previously classified loan reaching non-accrual status. At June 30, 2014, non-performing assets increased $173,000 to $9.84 million from $9.34 million the prior year. Foreclosed assets increased $219,000 during the second quarter but decreased $1.05 million to $7.39 million at June 30, 2014 from $8.44 million at June 30, 2013.

Past Due and Nonaccrual Loans

Total past due and non-accrual loans were $2.97 million or 0.93% of total loans at June 30, 2014, down from $3.43 million or 1.10% the prior quarter. Past due accruing loans decreased $1.95 million to $523,800 at June 30, 2014 or 0.16% of total loans. Nonaccruals increased $1.49 million to $2.44 million or 0.77% of total loans during the second quarter of 2014 from $937,000 or .31% the prior quarter and $1,223,700 or 0.43% of total loans at June 30, 2013.

Allowance for Loan Losses

The allowance for loan losses totaled $3.62 million at June 30, 2014 compared to $3.79 million at March 31, 2014. The allowance coverage to total loans was 1.14% vs. 1.22% at March 31, 2014. The allowance covered 5.9 times annualized net charge-offs for the first half of 2014, compared with 7.2 times annualized net charge-offs for the first half of 2013. Provisions for credit losses were $202,000 for the first half of 2014 vs. $125,000 for the first half of 2013 due primarily to the strong loan growth realized in 2014.

Key Performance Ratios

The key performance ratios are the return on average assets (ROA), the return on average equity (ROE) and the efficiency ratio. The ROA improved to 0.81% for the second quarter and the first half of 2014, up from 0.67% for the second quarter and 0.62% for the first half of 2013. The ROE improved as well and increased to 8.07% for the second quarter and 8.08% for the first half of 2014 compared to 6.82% and 6.29%, respectively, for comparable periods in 2013. The efficiency ratio, which measures the proportion of net operating revenues that are absorbed by overhead expenses, improved as well in 2014 and amounted to 67.90% for the second quarter and 67.33% for the first half of 2014 vs. 66.97% and 70.06%, respectively, for the comparable periods of 2013.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter ending June 30, 2014)

HomeTown Bankshares Corporation
Consolidated Condensed Balance Sheets
June 30, 2014, December 31, 2013
and June 30, 2013
	June 30,	December 31,	June 30,
In Thousands, Except Share and Per Share Data	2014	2013	2013
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$17,112	$19,537	$27,665
Federal funds sold	495	738	56
Securities available for sale, at fair value	56,022	57,922	59,406
Restricted equity securities, at cost	2,718	2,564	2,386
Loans held for sale	162	-	-
Total loans	317,968	297,933	282,650
Allowance for loan losses	(3,616)	(3,721)	(3,660)
Net loans	314,352	294,212	278,990
Property and equipment, net	12,799	12,155	10,756
Other real estate owned	7,394	8,143	8,440
Other assets	6,307	7,166	4,162
Total assets	$417,361	$402,437	$391,861

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$43,300	$46,232	$35,725
Interest-bearing	305,133	293,538	285,960
Total deposits	348,433	339,770	321,685
Short term borrowings	573	258	361
Federal Home Loan Bank borrowings	26,000	22,000	19,000
Other liabilities	800	871	1,321
Total liabilities	375,806	362,899	342,367

Stockholders’ Equity:
Preferred stock	13,293	13,293	23,572
Common stock	16,438	16,351	16,351
Surplus	15,278	15,339	15,320
Retained deficit	(3,630)	(4,846)	(5,727)
Accumulated other comprehensive (loss) income	176	(599)	(22)
Total stockholders’ equity	41,555	39,538	49,494
Total liabilities and stockholders’ equity	$417,361	$402,437	$391,861

HomeTown Bankshares Corporation
Consolidated Condensed Statements of Income
For the Three Months and Six Months Ended June 30, 2014 and 2013
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
In Thousands, Except Share and Per Share Data	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$3,774	$3,575	$7,469	$7,050
Taxable investment securities	267	359	530	691
Nontaxable investment securities	93	40	187	63
Other interest income	42	34	83	69
Total interest income	4,176	4,008	8,269	7,873
Interest expense:
Deposits	442	467	882	943
Other borrowed funds	98	93	192	187
Total interest expense	540	560	1,074	1,130
Net interest income	3,636	3,448	7,195	6,743
Provision for loan losses	132	-	202	125
Net interest income after provision for loan losses	3,504	3,448	6,993	6,618
Noninterest income:
Service charges on deposit accounts	117	82	208	150
ATM and interchange income	109	84	203	161
Mortgage loan brokerage fees	17	83	47	163
Gains on sales of investment securities	108	106	108	108
Other income	155	98	273	188
Total noninterest income	506	453	839	770
Noninterest expense:
Salaries and employee benefits	1,381	1,341	2,793	2,717
Occupancy and equipment expense	364	321	730	641
Advertising and marketing expense	132	125	235	265
Professional fees	114	161	187	297
(Gains), losses on sales, writedowns of
other real estate owned, net	-	349	(5)	351
Other real estate owned expense	59	49	123	101
Other expense	747	593	1,391	1,267
Total noninterest expense	2,797	2,939	5,454	5,639
Net income before income taxes	1,213	962	2,378	1,749
Income tax expense	380	320	742	582
Net income	833	642	1,636	1,167
Effective dividends on preferred stock	210	134	420	267
Accretion of discount on preferred stock	-	20	-	40
Net income available to common stockholders	$623	$488	$1,216	$860
Basic earnings per common share	$0.19	$0.15	$0.37	$0.26
Diluted earnings per common share	$0.15	$0.15	$0.30	$0.26
Weighted average common shares outstanding	3,287,567	3,270,299	3,282,129	3,267,806
Diluted average common shares outstanding	5,527,567	3,344,145	5,522,129	3,304,933

HomeTown Bankshares Corporation	Three	Three	Six	Six
Financial Highlights	Months	Months	Months	Months
(Unaudited)	Ended	Ended	Ended	Ended
	June 30	June 30	June 30	June 30
	2014	2013	2014	2013
PER SHARE INFORMATION
Book value	$8.60	$7.93	$8.60	$7.93
Earnings per share, basic	$0.19	$0.15	$0.37	$0.26
Earnings per share, diluted	$0.15	$0.15	$0.30	$0.26

PROFITABILITY
Return on average assets	0.81%	0.67%	0.81%	0.62%
Return on average shareholders' equity	8.07%	6.82%	8.08%	6.29%
Net interest margin	3.86%	3.93%	3.92%	3.90%
Efficiency	67.90%	66.97%	67.33%	70.06%

BALANCE SHEET RATIOS
Total loans to deposits	91.26%	87.87%	91.26%	87.87%
Securities to total assets	14.07%	15.77%	14.07%	15.77%
Tier 1 leverage ratio	10.1%	12.9%	10.1%	12.9%

ASSET QUALITY
Nonperforming assets to total assets	2.36%	2.47%	2.36%	2.47%
Nonperforming assets, including restructured loans, to total assets	3.83%	4.08%	3.83%	4.08%
Net charge-offs to average loans (annualized)	0.39%	0.20%	0.20%	0.18%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$2,442	$1,223	$2,442	$1,223
Other real estate owned	7,394	8,440	7,394	8,440
Total nonperforming assets, excluding performing restructured loans	$9,836	$9,663	$9,836	$9,663
Restructured loans, performing in accordance with their modified terms	6,144	6,321	6,144	6,321
Total nonperforming assets, including performing restructured loans	$15,980	$15,984	$15,980	$15,984

Allowance for loan losses: (in thousands)
Beginning balance	$3,789	$3,799	$3,721	$3,790
Provision for loan losses	132	-	202	125
Charge-offs	(306)	(284)	(342)	(563)
Recoveries	1	145	35	308
Ending balance	$3,616	$3,660	$3,616	$3,660